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                                                                   EXHIBIT 10.13


                               October 26, 1999


Donald L. Luke
Group Maintenance America Corp.
8 Greenway Plaza, Suite 1500
Houston, Texas 77046


     RE: Employment Agreement ("Employment Agreement") dated March 1, 1998, by and between Donald L. Luke ("you") and Group Maintenance America Corp. ("GroupMAC" or the "Company")

Dear Mr. Luke:

As you know, the Company is contemplating a merger with Building One Services Corporation (the "Proposed Transaction"). The Proposed Transaction holds exciting possibilities for the future of the Company and the Company wants your to be a part of that future. The purposes of this letter are to indicate to you that GroupMAC would very much like you to continue your employment with the Company after the Proposed Transaction is consummated and to request certain modifications to and waivers of the terms of your existing Employment Agreement. The requested modifications and waivers are set forth below:

I.   Modifications.

     A.  Position:        Your title and position will be Chief Operating
                          Officer.

     B.  Base Salary:     Your Base Salary will be changed to $25,000 per month.

     C.  Bonus:           A new incentive bonus plan for executive management
                          of the Company will be established beginning in fiscal year 2000, and you will participate in such plan on a pro rated basis through the last day of the term of your Employment Agreement. Your bonus potential under the new plan will be 90% of your aggregate Base Salary paid during calendar year 2000. The bonus will not be payable until the date in calendar year 2001 on which bonuses are paid to other


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Donald L. Luke
October 26, 1999
Page 2


                          executive officers of the Company. Your bonus potential through December 31, 1999, will be determined and paid under the Company's existing incentive bonus plan and your bonus potential thereunder will remain the same.

     D.  Benefits:        The employee benefits (other than your participation
                          in the Company's stock option plan) described in
                          Section 5 of your Employment Agreement will remain the same; provided, however, that all of such benefits shall continue for 540 calendar days following the termination of your Employment Agreement.

     E.  Term:            The initial term of your Employment Agreement set
                          forth in Section 2 of your Employment Agreement shall be July 31, 2000.

     F.  Termination
          and Severance:  The terms and conditions of your Employment Agreement in Section 10 regarding the right to terminate your Employment Agreement and the amounts payable by the Company to you, if any, in the event of such a termination shall remain the same except as follows:

                           1.  IF

                               (a)  (i)  you execute this letter agreement, and

                                    (ii) the Company terminates the Employment
                                    Agreement without Cause before the
                                    consummation of the Proposed Transaction or you terminate the Employment Agreement for Good Reason before the consummation of the Proposed Transaction, and

                                    (iii) the Proposed Transaction is
                                    consummated,

                                    OR

                               (b)  (i) you execute this letter agreement, and



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Donald L. Luke
October 26, 1999
Page 3

                                    (ii) the Company terminates the Employment
                                    Agreement without Cause after the
                                    consummation of the Proposed Transaction but prior to July 31, 2000, or you terminate the Employment Agreement for Good Reason after the consummation of the Proposed Transaction but prior to July 31, 2000.

                                    THEN, upon the occurrence of either of the scenarios described in Parts F.1.(a) and F.1.(b) above, the amounts owed to you upon termination shall be the greater of (A) the amounts owed to you pursuant to your Employment Agreement in such circumstances, and (B) the amounts owed to you upon the occurrence of a Change of Control under your Employment Agreement as it exists prior to the date of this letter and without giving effect to this letter.

                          2. The definition of the term "Good Reason" shall be
                             modified to include the failure of the Company to, within ninety (90) days after the consummation of the Proposed Transaction, present to you for your execution a Restated Employment Agreement containing terms and conditions that are substantially similar to, or better than, the terms and conditions contained in your Employment Agreement, as amended by this letter agreement.

     G.  Covenant
          Not to Compete: The terms and conditions of your Employment Agreement in Section 12 regarding your covenants not to compete shall remain the same.

     H.  Moving Expenses: Notwithstanding anything in your Employment Agreement or any document governing employee benefits owed to you, if (i) your Employment Agreement is not terminated prior to the expiration of its term, and
                          (ii) within 360 days following the expiration of such term you relocate your primary residence to a location outside the boundaries of the City of Houston,





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Donald L. Luke
October 26, 1999
Page 4


                          then, upon reasonable documentation, the Company will reimburse you for up to $10,000 in reasonable, third-party expenses actually incurred by you as a result of such relocation.

     I.  Consulting
          Agreement:      If your Employment Agreement is not terminated prior
                          to the expiration of its term, then, effective upon the termination your Employment Agreement, the Company shall enter into a Consulting Agreement with you which shall contain such terms and conditions as are reasonably satisfactory to you and the Company. The terms and conditions of such Consulting Agreement shall include, without limitation, (i) a covenant by you that during the term of such Consulting Agreement and in exchange for the consideration received therein you shall provide the services requested by the Company thereunder on a when and as needed basis, (ii) a covenant by the Company that, in exchange for the provision by you of such consulting services, the Company shall pay you an amount equal to $20,000 per month up to a maximum of the result determined by subtracting the aggregate amount of Base Salary paid to you under your Employment Agreement during calendar year 2000 from $360,000, and (iii) a term that, unless earlier terminated, continues until the maximum amounts payable pursuant to clause (ii) have been paid.

     J.  Existing Options
          to Vest: Provided you have not resigned other than for "Good Reason" nor been terminated for "Cause" prior to July 31, 2000, all of your unvested options shall vest on July 31, 2000.

     K.  No Additional
          Options: You will be granted no additional options subsequent to the date of this letter, but the Company will make reasonable efforts to allow you a mechanism to liquidate your options granted pursuant to the Option Agreement dated August 1, 1997 in conjunction with the Proposed Transaction.

     L.  Other:           Except as set forth above, all other terms and
                          conditions of your Employment Agreement shall remain unchanged and in full force and effect.








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Donald L. Luke
October 26, 1999
Page 5

II. Waiver of Certain Rights in Employment Agreement. Certain aspects of the Proposed Transaction will constitute a "Change of Control" (as such term is defined in your Employment Agreement) and will afford you certain rights and remedies pursuant to Sections 7, 8, 9 and 10(c) of your Employment Agreement. The Company is requesting that you waive your rights under the Employment Agreement, including, without limitation, Sections 7, 8, 9 and 10(c), in connection with each aspect of the Proposed Transaction. Accordingly, by executing this letter, you agree to waive (i) all of the provisions of your Employment Agreement, including, without limitation, Sections 7, 8, 9 and
10(c), in connection with each and every aspect of the Proposed Transaction,
(ii) the application of such provisions, including, without limitation, Sections 7, 8, 9 and 10(c), as a result of any aspect of the Proposed Transaction, and
(iii) any and all rights and remedies available to you pursuant to your Employment Agreement, including, without limitation, Sections 7, 8, 9 and 10(c), as a result of any aspect of the Proposed Transaction (the waivers described in clause (i), (ii) and (iii) being collectively referred to as the "Employment Agreement Waiver"). The Employment Agreement Waiver is a limited waiver that applies only to the Proposed Transactions and, except as set forth in this Sections I and II hereof, the Agreement, including Sections 7, 8, 9 and 10(c), shall remain unchanged and in full force and effect.

III.  General.

      A. Effective Date. If you execute this letter agreement, unless terminated pursuant to its terms, the provisions of this letter agreement (i) contained in Section I. above (except for part F thereof) shall become effective as of the date of the consummation of the Proposed Transaction, and (ii) contained in Part F of Section I. above and Sections II and III shall become effective on the date this letter agreement is executed by you.

      B. Termination of Letter Agreement. If GroupMAC does not complete the Proposed Transactions by March 31, 2000, then this letter agreement, including, without limitation, the Waivers, will automatically terminate without any action on the part of GroupMAC or you, and the Employment Agreement will remain in full force and effect as if this letter agreement had not been executed by you or GroupMAC.

      C. Definitions. All capitalized terms used in this letter agreement but not defined in this letter agreement shall have the meaning set forth in the Employment Agreement. Additionally, the term "you" refers to the addressee of this letter agreement.

      D. Restated Employment Agreement. It is the intent of the Company and you that this letter agreement constitute an amendment to the Employment Agreement effective on the dates set forth in Section III.A. above. The Company will in the future request that you execute a restated or amended version of your Employment Agreement that


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Donald L. Luke
October 26, 1999
Page 6

        has been modified to reflect all of the modifications set forth in this letter agreement, and you hereby agree to execute such version.


If the foregoing modifications of your Employment Agreement and the Waivers are acceptable to you, please sign and date the copy of this letter in the space provided below and return the copy to us by the close of business on October 28, 1999. If you have any questions, please feel free to call me at 713-860-0103 or GroupMAC's general counsel, Randy Bryant, at 713-860-0104.

                                                Very truly yours,

                                                GROUP MAINTENANCE AMERICA CORP.


                                                By: /s/ J. Patrick Millinor, Jr.
                                                    ----------------------------
                                                        J. Patrick Millinor, Jr.
                                                        Chief Executive Officer


AGREED to and ACCEPTED this 28 day of October, 1999


/s/  Donald L. Luke
-------------------------------
Donald L. Luke